UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10,2009

CYIOS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27243	03-7392107
(State or other jurisdiction jurisdiction of incorporation)	(Commission File No.)	(IRS Employer

1300 Pennsylvania Avenue, Suite 700, Washington, D.C.	20004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703)294-9933

N/A
(Former name or former address, if changed since last report)

This current report on Form 8-K/A is filed by CYIOS Corporation, a Nevada corporation (the “Registrant”), in connection with the items described below:

ITEM  4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Registrant's Board of Directors (we have no audit committee per Item 304 (a)(1)(iii) of Regulation S-K) has approved the change in auditors. On or about July 10, 2009, the Registrant's Board of Directors approved the decision to engage with Jewett, Schwartz, Wolfe & Associates, as its new independent auditors. The new auditors engaged July 10th 2009. This being the case, we dismissed Baum and Company on July 10th, 2009 per Item 304 (a)(1)(i) of Regulation S-K.

The reports of Baum and Company on CYIOS Corporation’s consolidated financial statements for the years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended December 31, 2007 and 2008 and through the date of this Form 8-K, there have been no disagreements with Baum and Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Baum and Company’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended December 31, 2007 and 2008 and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

CYIOS Corporation has requested Baum and Company to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 5th, 2010 is filed as Exhibit 16 to this Form 8-K.

For the years ending December 31, 2007 and 2008 and through the date of this Form 8-K, prior to making the decision to retain Jewett, Schwartz, Wolfe & Associates, and during the period of time in which Baum and Company was the independent auditor, the Registrant has had no relationship with Jewett, Schwartz, Wolfe & Associates, CPA’s or any of its members. No accounting matters were discussed with this new firm other than the scope of its engagement.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)  Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as  part  of  and  are  included  in  this  report  pursuant  to  Item 601  of Regulation  S-B.

(d)	Exhibits

16	Revised Letter from Baum and Company dated February, 5th 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYIOS CORPORATION

Date: February 5th, 2010	By:	/s/ Timothy W. Carnahan
Timothy W. Carnahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16	Revised Letter from Baum and Company dated February 5th, 2010.